                                  EXHIBIT 10.7

                        LEASE FOR THE PROPERTY LOCATED AT
                     19950 MARINER AVENUE, TORRANCE CA 90503
                             DATED DECEMBER 1, 1994


                                       i
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                                    ORIGINAL

                                      LEASE
                                     Between
                              OP&F SCHRODER TRUST,
                                     Lessor
                                       and
                              NOVAQUEST INFOSYSTEMS
                                     Lessee
                                December 1, 1994
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
                                TABLE OF CONTENTS
                                                                                         Page
                                                                                         ----

 1.      Parties.                                                                           1
 2.      Lease of Premises.                                                                 1
 3.      Term.                                                                              3
 4.      Rent; Other Charges.                                                               5
 5.      Security Deposit.                                                                  9
 6.      Use.                                                                              10
 7.      Lessor's Construction of Tenant Improvements.                                     11
 8.      Maintenance, Repairs and Alterations.                                             11
 9.      Insurance and Indemnity.                                                          15
10.      Damages or Destruction.                                                           18
11.      Mechanic's Liens.                                                                 20
12.      Broker's Fee.                                                                     21
13.      Assignment and Subletting.                                                        21
14.      Defaults; Remedies.                                                               24
15.      Condemnation.                                                                     28
16.      Estoppel Certificate.                                                             29
17.      Lessor's Liability.                                                               30
18.      Severability.                                                                     30
19.      Interest on Past-Due Obligations.                                                 30
20.      Time of Essence.                                                                  30
21.      Captions.                                                                         30
22.      Incorporation of Prior Agreements; Amendments.                                    30
23.      Notices.                                                                          31
24.      Waivers.                                                                          31
25.      Recording.                                                                        32
26.      Holding Over.                                                                     32
27.      Cumulative Remedies.                                                              32
28.      Covenants and Conditions.                                                         32
29.      Binding Effect.                                                                   32
30.      Choice of Law.                                                                    32
31.      Attornment.                                                                       33
32.      Subordination.                                                                    33
33.      Attorney's Fees.                                                                  33
34.      Lessor's Access.                                                                  34
35.      Signs.                                                                            34
36.      Merger.                                                                           34
37.      Authority.                                                                        35
38.      Consents.                                                                         35
39.      Quiet Possession.                                                                 35
40.      Arbitration.                                                                      35
41.      Reservation of Minerals.                                                          35
42.      Computation of Time.                                                              36


                                TABLE OF CONTENTS
                                                                                          Page
                                                                                          ----

43.      Interpretation and Definition.                                                    36
44.      Exhibits.                                                                         37
45.      Rules and Regulations.                                                            37
46.      Name of Building.                                                                 37
47.      No Light and Air Easement.                                                        37
48.      Force Majeure.                                                                    37
49.      Waiver of Trial by Jury.                                                          37
50.      Relocation of Premises.                                                           38
51.      Environmental Compliance.                                                         38
52.      Communications Installation.                                                      39

                                      LEASE

          1. PARTIES. This Lease ("Lease"), dated for reference purposes only, December 1, 1994, is made by and between OP&F SCHRODER TRUST (herein called "Lessor"), and NOVAQUEST INFOSYSTEMS, a California corporation (herein called "Lessee").

          2. LEASE OF PREMISES.

               2.1 PREMISES:

                    (a) Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term, at the rental and upon all of the terms and conditions set forth herein, those certain premises consisting of the area outlined and cross hatched on the plans attached hereto as Exhibit B-1 and B-2 (the "Primary Premises") which-is a portion of that certain building (the "Building") located at 19951 Mariner Avenue, in the City of Torrance, County of Los Angeles, State of California.

                    (b) On the condition that the present tenant, to wit: TRW, vacates the warehouse space located within the Building and outlined and cross-hatched on the plan attached hereto as Exhibit B-3 (the "TRW Warehouse Space"), Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term, at the rental and upon all of the terms and conditions set forth herein the TRW Warehouse Space. In this connection Lessor has prior to the execution of this Lease served a thirty (30) notice on TRW to vacate the TRW Warehouse Space, Lessor shall have no other obligation with regard to such space other than to lease the space to Lessee pursuant to the terms of this Lease if, as and when it becomes available. In the event TRW fails to vacate such space this Lease shall continue in full force and effect as to the Primary Premises and Lessor shall have no liability to Lessee as a consequence of such failure. In the event TRW vacates the TRW Warehouse Space and as a consequence Lessor leases the same to Lessee as above provided, when Lessor makes the TRW Warehouse Space available to Lessee for occupancy the term "Premises" as used in this Lease shall mean the Primary Premises together with the TRW Warehouse Space. In the event TRW does not vacate the TRW Warehouse Space and Lessor only leases the Primary Premises to Lessee pursuant to this Lease, the term "Premises" as used in this Lease shall mean the Primary Premises.

                    (c) The Premises, the portion of the Building outside the Premises, and the Common Area (as defined in Subparagraph 2.3 below), are herein collectively referred to as the "Building Project." The real property on which the Building Project is located (the "Land") is legally described in Exhibit A attached hereto.

               2.2 VEHICLE PARKING. Lessee shall be entitled to 100 vehicle parking spaces (93 of which are allocated to the Primary Premises and 7 of which are allocated to the TRW Warehouse Space), unreserved and unassigned, on those portions of the

Common Area designated by Lessor for parking. In the event TRW does not vacate the TRW Warehouse Space Lessee shall not be entitled to the 7 parking spaces allocated to the TRW Warehouse Space. Lessee shall not use more parking spaces than the number of spaces it is entitled to as above set forth. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or vans or similar size vehicles which can fit in a single parking space. In no event shall Lessor charge Lessee for the use of such parking spaces other than for such operating expenses as are included in Lessee's share of Operating Expenses as described in Paragraph 4.2 below.

                    (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

                    (b) If Lessee permits or allows any of the prohibited activities described in Paragraph 2.2 of this Lease, then Lessor shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

                    (c) All automobiles, trucks, and other vehicles of Lessee, Lessee's subtenants, concessionaires and licensees and their officers, agents and employees shall be parked only in such place as may be designated by Lessor as employee parking areas. If requested by Lessor, Lessee will furnish Lessor with license numbers of said vehicles.

               2.3 COMMON AREA. The term "Common Area" is defined as all areas and facilities outside the Building and within the boundary lines of the Building Project (including the Land) that are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to parking structures, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative or boundary walls and any other improvements thereon or thereunder.

               2.4 Common Area - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

                    (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

                    (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available:

                    (c) To designate other land outside the boundaries of the Building Project to be a part of the Common Areas;

                    (d) To add additional buildings and improvements to the Common Areas;

                    (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Project, or any portion thereof;

                    (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

               2.5 PARKING FACILITIES. Lessor shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that Lessee is entitled to under paragraph 2.2 be reduced.

          3. TERM.

               3.1 TERM AND COMMENCEMENT DATE. The term of this Lease shall commence December 1, 1994 (the "Commencement Date") and shall terminate December 31, 1997. In the event Lessor cannot deliver possession of the Premises (either the Primary Premises or the Primary Premises together with the TRW Warehouse Space, as the case may be) at the time of the execution of this Lease, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee under the Lease, or extend the term of the Lease as amended hereby, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay monthly fixed rental or Lessee's Share of Operating Expenses until possession of the Premises is delivered to Lessee. In no event shall the term of this lease be extended as a consequence of Lessee not being able to make the Premises, or any portion thereof, including, without limitation, the TRW Warehouse Space, available to Lessee for its occupancy on the Commencement Date. However and not withstanding the foregoing, in the event Lessor cannot deliver possession of the Primary Premises on or before December 15, 1994, this Lease, at the option of the Lessee, shall terminate and be of no further force or effect.

               3.2 CONDITIONS OF PREMISES ON DELIVERY: "AS-IS WHERE-IS" LEASE.

                    (a) Lessor shall deliver the Premises to Lessee in a clean, broom swept condition with all HVAC, plumbing, electrical and mechanical systems and equipment in good working order. In addition, Lessor shall repair any leaks found in the roof system. In the event the Premises are cited by any governmental authority having jurisdiction in such matters as a consequence of the Premises not being in compliance with the applicable provisions of the Americans With Disabilities Act ("ADA") and such citation is not received as a consequence of Lessee constructing
Tenant Improvements and/or Alterations (both as defined below) to the Premises (either pursuant to Paragraphs 7 or 8.4 below or otherwise) Lessor, at its expense, shall make such modifications to the Premises as are required in order to comply with ADA or Lessor shall otherwise cause the citation to be rescinded or waived. In the event such citation is received as a consequence of Lessee constructing such Tenant Improvements and/or
Alterations, Lessee, at its expense, shall make such modifications to the Premises as are required in order to comply with ADA or otherwise cause the citation or order to be rescinded or waived.

                    (b) With the exceptions set forth in subparagraph 3.2 (a) Lessee acknowledges that it is leasing the Premises in their present "as is where is" condition. Lessee acknowledges that Lessee is leasing the Premises solely in reliance on Lessee's own investigation, and that no representations or warranties of any kind whatsoever, express or implied, have been made by Lessor, Lessor's agents, or brokers, regarding the condition of the Premises or otherwise, other than as specifically set forth in this Lease. Lessee further acknowledges that as of the Commencement Date Lessee shall be aware of all zoning regulations, other governmental requirements (other than requirements of the American Disabilities Act ("ADA"), site and physical conditions (including, without limitation, the existence of Hazardous Materials as defined below in, on or under the Premises, or any part thereof), and other matters affecting the use and condition of the Premises and agrees to lease the Premises in the condition that it is in as of the Commencement Date, except as otherwise provided in the first two sentences of this Paragraph 3.2.

          4. Rent: Other Charges.

               4.1 FIXED ANNUAL RENTAL.

                    (a) Lessee shall pay to Lessor. without prior demand and without any deduction, set off, or counterclaim whatsoever, for each year of the term of this Lease, a monthly fixed minimum amount (the "monthly fixed rental"; collectively, the monthly fixed rental and Lessee's Share of Operating Expenses are referred to as "Rent") determined as set forth below.

                    (b) Except as otherwise provided in Subparagraph 4.1(d) below, commencing with the Commencement Date of the term of this Lease, and continuing throughout the term of this Lease, Lessee shall pay to Lessor the applicable monthly fixed rental, in advance, on the first day of each calendar month of the term hereof. Payments under this Paragraph 4.1 for any period during the te~ll1 of this Lease which is for less than one month shall be a pro rata portion of the monthly fixed rental based on a 30 day month. In the event the TRW Warehouse Space is not part of the Premises for all or a portion of the Lease term, the payments of Rent required under this Lease shall be adjusted and prorated accordingly.

                    (c) The monthly fixed rental for each month during the term of this Lease for the Premises shall be Nineteen Thousand Nine Hundred twelve and 80/lOOths Dollars ($19,912.80) ($18,586.80 being allocated to the Primary Premises and $1,326.00 to the TRW Warehouse Space).

                    (d) Anything in the Lease to the contrary notwithstanding, Lessee shall not be obligated to pay monthly fixed rental for a four (4) month period commencing with the Commencement Date, but Lessee shall be obligated to pay Lessee's Share of Operating Expenses for such four (4) month period. In the event Lessor is unable to make the TRW Warehouse Space available for occupancy by Lessor until after the Commencement Date, Lessee shall have a separate four
(4) month rent abatement period as to the minimum monthly rent attributable to the TRW Warehouse space, but shall pay Lessee's Share of Operating Expenses attributable to the TRW Warehouse Space from the date Lessor makes the space available to Lessee for occupancy.

                    (e) Lessee shall pay to Lessor upon delivery of the Premises to Lessee the sum of $52,160.48 as prepaid rent which shall constitute the monthly fixed rental and Lessee's Share of Operating Expenses (estimated at (;6,167.44 per month) for the first two months following the four (4) month period described in subparagraph (d) immediately above.

                    (f) In the event a Late Charge becomes payable pursuant to
Section 14.3 of the Lease for two (2) installments of Rent within a twelve (12) month period, then all subsequent Rent payments shall immediately and automatically become payable by Lessee quarterly in advance instead of monthly.

                    (g) Providing that (i) no uncured default then exist under this Lease and (ii) no condition exists which but for the passage of time or the giving of notice would constitute a default under this Lease, at the end of the eighteenth (18) month of the Lease term Lessor shall deliver to Lessee Lessor's check in the amount of Twenty-Five Thousand Dollars ($25,000) payable to Lessee which shall represent a tenant allowance.

               4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the monthly fixed rental as described in Paragraph
4.1 above, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                    (a) "Lessee's Share" is mutually agreed to be 39.25% (of which 36.64% is allocated to the Primary Premises and 2.61% is allocated to the TRW Warehouse Space). Lessee acknowledges that the Building is part of a multi-building Building Project and that the Operating Expenses attributable to the Building (and therefore Lessee's Share) include an allocation of a certain portion of Operating Expenses relating to the total Building Project.

                    (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for the ownership, management, maintenance, operation, administration and repair of all or any portion of the Building Project, including but not limited to:

                         (i) The operation, repair and maintenance, in neat,
clean, good order and condition, of the following:

                              (aa) The Common Areas, including parking areas,
loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities and fences and gates:

                              (bb) Trash disposal services;

                              (cc) Tenant directories and signs;

                              (dd) Fire detection systems including sprinkler
system maintenance and repair;

                              (ee) Any other service to be provided by Lessor
that is elsewhere in this Lease stated to be an "Operating Expense";

                         (ii) Any deductible portion of an insured loss
concerning any of the items or matters described in this Paragraph 4.2;

                         (iii) The cost of the Premiums for the liability,
property damage (including earthquake coverage, if any) and rental income insurance policies to be maintained by Lessor under Paragraph 9 hereof;

                         (iv) The amount of the Real Property Tax to be paid by
Lessor under Paragraph 4.4. hereof;

                         (v) The cost of water, gas and electricity to service
the Common Areas;

                         (vi) A reasonable management and accounting fee.

                    (c) The inclusion of the improvements, facilities and services set forth in Paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Building Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                    (d) Operating Expenses shall not include any expenses paid by any lessee directly to third parties.

                    (e) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year of the Lease term, on the same day as the monthly fixed rental is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share Of Operating Expenses, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(e) during said preceding calendar year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding calendar year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

               4.3 PAYMENT. Rent and all other charges payable to Lessor shall be payable in lawful money of the United States to Lessor c/o CB Commercial Real Estate Group, Inc., 533 S. Fremont Ave., Los Angeles, CA 90071, Attention: Real Estate Manager, or to such other persons or at such other places as Lessor may designate in writing.

               4.4 REAL PROPERTY TAXES. Lessor shall pay the Real Property Tax, as defined in paragraph 4.4 (a), applicable to the Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2(a) and (b)(iv).

                    (a) As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Building Project or in the real property of which the Building Project is a part, as against Lessor's right to rent or other income therefrom and against Lessor's business of leasing the Building Project. The term "Real Property Tax" shall also include any tax, fee, levy assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "Real Property Tax", or (ii) the nature of which was hereinbefore included within the definition of "Real Property Tax,. or (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Building Project or the Land or capital improvement made thereto or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or capital improvement, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. To the extent any tax is imposed on the rents collected by Lessor from the Premises, Building or Building Project, Lessee shall only be obligated to pay such tax to the extent it is in lieu of ad valorem real property taxes as presently assessed and collected in Los Angeles County, California.

                    (b) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee's personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's personal property.

               4.5 UTILITIES.

                    (a) Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

                    (b) There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause, except as expressly provided for in Paragraph 4.6.

               4.6 TRIPLE NET LEASE. This Lease is what is commonly called a "Net, Net, Net Lease," it being understood that Lessor shall receive the rent set forth in Paragraph 4.1 free and clear of any and all other impositions, taxes, liens, fees, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. Nothing contained herein shall require Lessee to pay any income, franchise, estate, succession, inheritance or transfer taxes of Lessor pursuant to this Section 4. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in Rent or any other charge payable under this Lease, except as expressly provided in Paragraph 4.1 (d) above and Paragraphs 10.1, 10.2, and 15.2 below. Any present or future law to the contrary shall not alter this agreement of the parties.

          5. SECURITY DEPOSIT. Concurrently with the execution hereof, Lessee shall deposit with Lessor the sum of $26,080.24 The funds deposited under this
Section 5 (the "Deposit") shall be non-interest bearing and held by Lessor as security for the full and faithful performance of Lessee's covenants and obligations under this Lease, it being understood and agreed that the Deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. In the event of a material breach (as defined in Section 14 of the Lease) by Lessee, Lessor may, from time to time, without prejudice to any other remedy provided herein or by Law, use the Deposit to the extent necessary to make good any arrears of sums payable by Lessee hereunder, and any other damage, injury, expense or liability caused by such default; Lessee shall pay to Lessor on demand (but not more frequently than monthly) any amount necessary to restore the Deposit to its original amount. Although the Deposit shall be deemed property of the Lessor, any remaining balance of the Deposit shall be returned to Lessee at such time after termination of this Lease that all of Lessee's obligations under this Lease have been fulfilled.

          6. USE.

               6.1 USE. The Premises shall be used and occupied only for office, distributing and warehousing and for no other purpose.

               6.2 COMPLIANCE WITH LAW.

                    (a) Lessee shall, throughout the term of this Lease, and at no cost or expense whatsoever-to Lessor, promptly comply, or cause compliance, with all laws, ordinances, zoning, zoning variances, orders, rules, regulations and requirements of all federal, state, county, township and municipal governments and all departments, commissions, boards and officers thereof, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Lessor and Lessee or shall involve any change of governmental policy, or require alterations or additions, and irrespective of the cost thereof, which may be applicable to the Premises. Lessee shall also comply throughout the term of this Lease, at its own cost and expense, with any requirement of all governmental authorities having jurisdiction. Notwithstanding the foregoing, compliance with ADA shall be in accordance with the provisions of Paragraph 3.2 (a) above.

                    (b) Except to the extent Lessor receives insurance proceeds from any policy of insurance maintained pursuant to this Lease insuring Lessor against any Loss (as hereinafter defined) incurred by Lessee and caused as hereinafter described, no abatement, diminution or reduction in Rent, or any other charges required to be paid by Lessee pursuant hereto, shall be claimed by or allowed to Lessee for any inconvenience or interruption, cessation or loss of business (collectively "Loss") caused, directly or indirectly, by any present or future laws, ordinances, rules, regulations, requirements or orders of the federal, state, county, township or municipal governments or any other lawful authority whatsoever, or by priorities, rationing, or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or utility interruption or shortage, or any matter or thing resulting therefrom, or by any other cause or causes, nor shall this Lease be affected by any such causes; and no diminution in the amount of the space used by Lessee caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Building or parking areas shall entitle Lessee to any abatement, diminution or reduction of the Rent or any other charges required to be paid by Lessee pursuant to the terms of this Lease except to the extent Lessor receives insurance proceeds from any policy of insurance maintained pursuant to this Lease to compensate
Lessor for such diminution in the space used by Lessee.

               6.3 CONDITION OF TITLE. Lessee accepts this Lease and all right, title and interest of Lessee hereunder subject to all easements, covenants, conditions, restrictions, exceptions, zoning, zoning variances, reservations, encumbrances and other matters affecting title to the Premises, including without limitation, that certain Declaration of Covenants, Conditions and Restrictions recorded on June 5, 1985 as Instrument No. 85-628623 in the Official Records of Los Angeles County, California attached hereto as Exhibit "C" and made a part hereof (the "Covenant, Conditions, and Restrictions"). Further, Lessee agrees to execute such appropriate documents subordinating its interest in this Lease to easements for ingress and egress, for utilities and for other purposes, which easements shall be necessary and appropriate for the orderly development of the Premises and adjoining parcels.

          7. LESSEE'S CONSTRUCTION OF TENANT IMPROVEMENTS. Subject to the provisions of Paragraph 3.2 above and in accordance with the provisions of 8.4 below, Lessee, at Lessee's sole cost and expense, shall construct any and all improvements Lessee determines are necessary and/or appropriate for Lessee's initial occupancy of the Premises. Such improvements as Lessee constructs in connection with its initial occupancy of the Premises shall be hereinafter collectively referred to as the "Tenant Improvements."

          8. MAINTENANCE. REPAIRS AND ALTERATIONS.

               8.1 LESSEE'S OBLIGATIONS.

                    (a) Lessee shall, at Lessee's sole cost and expense, keep the Premises, including all HVAC, plumbing, electrical and mechanical systems servicing the Premises, in good and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises or the Building Project caused by the willful or negligent act or omission of Lessee or Lessee's agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Lessee's Employees") shall be promptly repaired by Lessee, at Lessee's sole cost and expense, to the satisfaction of Lessor provided, however, no such repair shall be made without obtaining Lessor's prior written consent and instructions as to any special precautions or steps which may be required; provided further, however, that Lessee shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained by Lessor as part of Operating Expenses and is related to damage to the Premises or to the Building Project rather than expenses. Lessor may make any repairs which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs can be made immediately), and charge Lessee for the cost of such repairs. Lessee shall be solely responsible for the design and function of all Alterations (as hereinafter defined) whether or not installed by Lessor at Lessee's request. Lessee waives all rights to make repairs to the Premises or to the Building Project at the expense of Lessor, or to deduct the cost of such repairs from any payment owed to Lessor under the Lease.

                    (b) Lessee shall not make any claim or demand upon or bring any action against Lessor for any loss, cost, liability, damages or other expenses caused by any failure or defect, structural or nonstructural, of the Premises or any part thereof. Without limiting the generality of the foregoing, Lessee waives any right to make repairs at Lessor's expense under the provisions of Sections 1941 and 1942 of the California Civil Code, as amended.

               8.2 SURRENDER. On the last day of the term hereof, or on any earlier termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, broom clean, ordinary wear and tear excepted. Upon surrender of the Premises Lessee shall have the right to remove Lessee's trade fixtures, furnishings and equipment and Lessee shall repair any damage to the Premises occasioned by the removal of the same, and the removal, pursuant to Paragraph 8.4, of any Alterations (as hereinafter defined) made by Lessee, which repairs shall include the patching, filling, painting of holes and repair of structural damage.

               8.3 LESSOR'S RIGHTS. If Lessee fails to perform Lessee's obligations under this Section 8, Lessor or Lessor's agents may (but shall not be required to), at Lessor's option, enter upon the Premises, after ten (10) days prior written notice to Lessee, and put the same in good order, condition and repair. Lessee shall pay to Lessor, upon written demand therefor, all sums necessary for Lessor to effectuate such work.

               8.4 ALTERATIONS AND ADDITIONS.

                    (a) Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions, or Utility Installation (as defined below) in, on or about the Premises, without Lessor's prior written consent which consent shall not be unreasonably withheld. Such alterations, improvements, additions (including, without limitation, Tenant Improvements) or Utility Installation (as defined below) constructed and/or installed by Lessee in, on or about the Premises shall be collectively referred to as "Alterations." Lessee shall first obtain Lessor's approval of the plans and specifications for the Alterations. Lessee shall not make any change or alteration in connection with any Alterations or otherwise to the exterior of the Premises or which could possibly have an adverse effect on the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning, electrical or security systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building without Lessor's prior written consent whether as a part of any Alterations or otherwise, which consent may be withheld in Lessor's good faith discretion. As used in this Paragraph 8.4, the term "Utility Installation" shall include carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said Alterations made with Lessor's consent forthwith following the expiration of the term or other termination of this Lease, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, worker's compensation insurance, a performance and payment bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any Alterations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same within thirty
(30) days after Lessor's notification. Lessee shall not be required to obtain Lessor's approval of the plans and specifications for the Tenant Improvements to be constructed by Lessee pursuant to Section 7 above providing the cost of the Tenant Improvements does not exceed $10,000.00 in the aggregate providing such Tenant Improvements are otherwise constructed in accordance with this Paragraph 8.4.

                    (b) Any Alterations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee obtaining a permit to do such work from all required governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

                    (c) Unless Lessor requires their removal, as set forth in Paragraph 8.4(a), all Alterations, including, without limitation, Utility Installations which may constitute trade fixtures of Lessee, which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Subparagraph 8.4(c), Lessee's trade fixtures, machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 8.2.

                    (d) Lessee covenants and agrees to give Lessor written notice of the commencement of any construction, alteration, addition, improvements or repair, which notice shall be given to Lessor within ten (10) days after the commencement of any such work, in order that Lessor may post appropriate notices of Lessor's nonresponsibility.

                    (e) In the event the Premises are cited by any governmental authority having jurisdiction in such matters as a consequence of the Premises not being in compliance with the applicable provisions of the Americans With Disabilities Act ("ADA") and such citation is received as a consequence of Lessee constructing and/or installing Alterations to the Premises (either pursuant to Paragraph 7 or 8.4 or otherwise) Lessee, at its expense, shall make such modifications to the Premises as are required in order to comply with ADA or otherwise cause the citation or order to be rescinded or waived.

               8.5 LESSOR'S MAINTENANCE.

                    (a) SCOPE OF LESSOR'S REPAIRS. So long as no default (as defined in Section 14 of this Lease) has occurred, which remains uncured, Lessor shall maintain and repair the structural elements and the public and Common Area of the Building as the same may exist from time to time, except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Lessee or Lessee's Employees (as defined in Paragraph 8.1(a) of the Lease). Lessor shall have no obligation to make repairs under this Section 8 until a reasonable time after receipt of written notice of the need for such repairs. In no event shall any payments owed by Lessee under the Lease be abated, nor shall Lessor have any liability for interruption or interference in Lessee's business, on account of Lessor's failure to make repairs under this
Section 8. In addition and notwithstanding the provisions of Paragraph 8.1 (a), Lessor shall at its sole cost and expense, keep the HVAC, roof and plumbing systems servicing the Premises, in good and sanitary condition and repair during the first six (6) months of the Term.

                    (b) LESSOR'S RIGHT OF ENTRY TO MAKE REPAIRS. Lessor and Lessor's Employees (as defined in Paragraph 9.1 of the Lease) shall have the right to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements or repairs to the Premises or the Building as Lessor may deem necessary or desirable, without liability to Lessee. Lessor shall give reasonable notice to Lessee of Lessor's intent to enter the Premises and effect repairs, except, however, in an emergency situation, in which case no prior notice shall be required.

          9. INSURANCE AND INDEMNITY.

               9.1 INDEMNIFICATION. Lessee shall at its expense defend, indemnify, and hold Lessor and Lessor's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively "Lessor's Employees") harmless from and against any and all claims, arising out of or in connection with Lessee's use of the Premises or the Building Project, the conduct of Lessee's business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Building Project, Lessee's or Lessee's Employees' nonobservance or nonperformance of any statute, law, ordinance, rule or regulation, or any negligence or willful act or failure to act of Lessee or Lessee's Employees.

               9.2 INSURANCE. Lessee shall have the following insurance obligations:

                    (a) LIABILITY INSURANCE. Lessee shall obtain and keep in full force a policy of comprehensive general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Lessee is named as the insured and Lessor, Lessor's agent and any lessors and mortgagees (whose names shall have been furnished to Lessee) are named as additional insureds and under which the insurer agrees to indemnify and hold the Lessor, its managing agent and all applicable lessors and mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Three Million Dollars ($3,000,000) in the event of bodily injury or death of any number of persons, and accident and broad form property damage coverage of not less than ($500,000). The policy shall contain a cross liability endorsement and shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee's and Lessee's Employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once each year, if, in the opinion of Lessor's lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as required by either Lessor's lender or Lessor's insurance consultant.

                    (b) LESSEE'S PROPERTY INSURANCE. Lessee at is cost shall maintain on all of its personal property and fixtures, a policy of standard fire and extended coverage insurance, with theft, vandalism and malicious mischief endorsements. to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Lessee for the replacement of such personal property and/or fixtures. The "full replacement value" of the personal property and fixtures to be insured under this Section 9 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Lessor shall have the right to notify Lessee that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

                    (c) WORKER'S COMPENSATION. Lessee shall maintain Worker's Compensation and Employer's Liability insurance as required by law.

                    (d) BUSINESS INTERRUPTION. Lessee shall maintain loss of income and business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils but in no event in an amount less than the Rent and all additional amounts payable hereunder for six (6) months.

                    (e) (OMITTED).

                    (f) INSURANCE CRITERIA. All the insurance required under this Lease shall:

                         (i) Be issued by insurance companies authorized to do
business in the State of California, with a financial rating of at least an A:X status as rated in the most recent edition of Best's Insurance Reports.

                         (ii) Be issued as a primary policy.

                         (iii) Contain an endorsement requiring thirty (30)
days' written notice from the insurance company to both parties and to Lessor's lender before cancellation or change in the coverage, scope, or amount of any policy.

                         (iv) With respect to property loss or damage by fire or
other casualty. a waiver of subrogation must be obtained, as required by Paragraph 9.4.

                    (g) EVIDENCE OF COVERAGE. A duplicate original policy, or certificate of the policy with the actual policy attached, together with evidence of payment of premiums, shall be deposited with Lessor at the commencement of the term, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.

               9.3 ASSUMPTION OF RISK. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee's personal property or injury to persons, in, upon or about the Premises and/or the Building Project from any cause (except for damage or injury caused by the gross negligence of Lessor) and Lessee hereby waives all such claims against Lessor. Lessor and Lessor's Employees shall not be liable for any damage to any of Lessee's personal property entrusted to Lessor or Lessor's Employees, nor for loss or damage to any of Lessee's personal property by theft or otherwise. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building.

               9.4 ALLOCATION OF INSURED RISKS AND SUBROGATION. Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building Project, or to the other's property in, on or about the Premises and the Building Project, that are caused by or result from risks or perils insured against under any insurance policies required by the Lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury. Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the parties undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

          10. DAMAGES OR DESTRUCTION.

               10.1 LOSS COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises, the Building Project or the Land is wholly or partially damaged or destroyed by a casualty, the loss to Lessor from which is fully covered (except for the normal deductible) by insurance maintained by Lessor or for Lessor's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Lessee in the ordinary conduct of Lessee's business, then:

                    (a) REPAIRS WHICH CAN BE COMMENCED WITHIN SIX MONTHS. Within sixty (60) days of notice to Lessor of such damage or destruction, Lessor shall provide Lessee with notice of its determination of whether the repair of the damage or destruction to the Land, Building Project and Premises can be commenced and diligently pursued to completion within a six (6) month period from the date of such damage or destruction or as reasonably close to the expiration of such six (6) month period as is necessary to complete such repairs so long as Lessor at all times during the period of making such repairs is diligently attempting to complete the same without the payment of overtime or other premium. If in Lessor's judgment such repairs can be so completed, Lessor, at Lessor's expense, shall repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Lessee for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee.

                    (b) REPAIRS WHICH CANNOT BE COMMENCED WITHIN SIX (6) MONTHS. If all such repairs to the Land, Building Project and Premises cannot, in Lessor's judgment, be commenced and diligently pursued to completion within such six (6) month period or as reasonably close thereto as is necessary to complete such repairs so long as Lessor at all times during the period of making such repairs is diligently attempting to complete the same without the payment of overtime or other premium, Lessor shall notify Lessee of such determination and Lessor may, at Lessor's sole and absolute option, upon written notice to Lessee given within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, elect to repair such damage or destruction at Lessor's expense, and in such event, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as hereinabove provided in Paragraph 10.1 (a). However, Lessee shall have the right, not withstanding Lessor's notice of intent to repair, by written notice to Lessor no later than ninety (90) days after the occurrence of such damage or destruction to elect to terminate this Lease as of the date of the occurrence of such damage or destruction. If Lessor does not elect to make such repairs, then either

Lessor or Lessee may, by written notice to the other no later than ninety
(90) days after the occurrence of such damage or destruction elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

               10.2 LOSS NOT COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building Project or the Land is totally or partially damaged or destroyed from a casualty, the loss (except for the deductible) to Lessor from which is not fully covered by insurance maintained by Lessor or for Lessor's benefit, which damage renders the Premises inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may, at its option, upon written notice to Lessee within sixty
(60) days after notice to Lessor of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Lessor may elect to terminate this Lease. Lessor shall provide Lessee with notice of its determination within sixty (60) days of such damage or destruction and shall further notify Lessee whether the damage or destruction can, in Lessor's judgment, be commenced and diligently pursued to completion within six (6) month from the date of destruction or loss or as reasonably close thereto as is necessary to complete such repairs so long as Lessor at all times during the period of making such repairs is diligently attempting to complete the same without the payment of overtime or other premium. If in Lessor's judgment such damage or destruction can be commenced and pursued to completion as so provided without the payment of overtime or other premium, and if Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as provided in Paragraph 10.1(a). If Lessor does not elect by notice to Lessee to repair such damage, or if the damage cannot, in Lessor's judgment, be commenced and so pursued to completion, the Lease shall terminate.

               10.3 DESTRUCTION DURING FINAL YEAR. Notwithstanding anything to the contrary contained in Paragraphs 10.1 or 10.2, if the Premises or the Building Project or the Land is wholly or partially damaged or destroyed within the final twelve (12) months of the term of this Lease, and no renewal rights, if any, have been exercised prior to such damage or destruction, and if as a result of such damage or destruction Lessee is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, Lessor or Lessee may, at its option, by giving the other notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease.

               10.4 DESTRUCTION OF LESSEE'S PERSONAL PROPERTY. Lessee Improvements or Property of Lessee's Employees. In the event of any damage to or destruction of the Premises or the Building or the Land, under no circumstances shall Lessor be required to repair any injury, or damage to, or make any repairs to or replacements of, Lessee's personal property or fixtures. However, as part of Operating Expenses, Lessor shall cause to be insured the Alterations exclusive of Lessee's personal property and fixtures and shall cause such Alterations to be repaired and restored at Lessor's sole expense except that Lessee shall pay for such portion which is covered by the deductible. Lessor shall have no responsibility for any contents placed or kept in or on the Premises or the Building or the Land by Lessee or Lessee's Employees.

               10.5 EXCLUSIVE REMEDY. This Section 10 shall be Lessee's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building Project or the Land, and Lessee, as a material inducement to Lessor's entering into this Lease, irrevocably waives and releases Lessee's rights under California Civil Code Sections 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building or the Land except to the extent Lessor receives insurance proceeds from any policy of insurance maintained pursuant to this Lease which policy insures against damages sustained by Lessee as a consequence of any inconvenience, any interruption or cessation of Lessee's business arising from such damage to or destruction.

          11. MECHANIC'S LIENS.

               11.1 CONSENT TO KEEP PREMISES FREE OF LIENS. Lessee covenants and agrees to keep all of the Land, the Building Project and the Premises and every part thereof free and clear of and from any and all mechanic's, materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the Premises for or in connection with any operations of Lessee, any alterations, improvements, repairs or additions, which Lessee may make or permit or cause to be made pursuant to Section 8, or any work or construction by, for or permitted by Lessee on or about the Premises, and at all times Lessee shal1 promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Lessee shall save and hold Lessor and all of the Land, the Building Project and Premises free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

               11.2 LESSOR'S TITLE. No mechanic's or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Lessee shall in any way or to any extent affect the interest or rights of Lessor in the Land, the Building Project and Premises, or attach to or affect Lessor's title to or rights thereto.

               11.3 CONTEST. Lessee shall have the right to contest any mechanic's lien or other lien claim filed against the Premises, provided that Lessee shall diligently prosecute any such contest, at all times effectually stay or prevent any official or judicial sale of the Premises under execution or otherwise, and pay or otherwise satisfy any final judgment adjudging or enforcing such contested lien and thereafter procure record satisfaction or release thereon.

12. Broker's Fee. Lessor shall be responsible for any and all broker's commission due or claimed by CB Commercial Real Estate Group, Inc., ("Broker") in connection with this Lease. Lessee represents that it has not engaged or dealt with any broker(s)other than Broker with respect to this

Lease and agrees to indemnify, and forever save and hold harmless and defend Lessor from and against claims by any broker other than Broker claiming to have dealt with or been engaged by Lessee in connection with this Lease, options contained herein (if any) and renewals hereof. Lessor represents that it has not engaged or dealt with any broker other than Broker with respect to Ws Lease and agrees to indemnify, and forever save and hold harmless and defend Lessee from and against claims by any broker including Broker claiming to have dealt with or been engaged by Lessor in connection with this Lease.

          13. ASSIGNMENT AND SUBLETTING.

               13.1 RIGHT TO ASSIGN AND SUBLEASE. Lessor and Lessee recognize and specifically agree that this Section 13 is an economic provision, like Rent, and that the Lessor's right to recapture, and to share in profits, is granted by Lessee to Lessor in consideration of certain other economic concessions granted by Lessor to Lessee. Lessee may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Lessor's prior consent, but only if such assignment or sublease does not conflict with or result in a breach of Paragraph 6.1 and if such proposed assignee or Sublessee of Lessee's proposed assignment or sublease is not:

                    (a) a governmental entity unless the identity of the proposed governmenta1 entity is first approved by Lessor which approval may be denied at Lessor's absolute discretion as a consequence of Lessor's prior experience with or knowledge of such entity or similar or related entities;

                    (b) a person with whom Lessor has negotiated with for space in the Building during the six (6) month period ending with the date Lessor receives notice of such assignment, encumbrance or subletting;

                    (c) a present Lessee in the Building with whom Lessor has negotiated with for space in the Building during the six (6) month period ending with the date Lessor receives notice of such assignment, encumbrance or subletting;

                    (d) a person or business entity whose tenancy in the Building would violate any exclusivity arrangement which Lessor has with any other tenant; or

                    (e) a person whose tenancy results in significantly more people working at, or visiting, the Premises, than the number of people who worked at, or visited, the Premises at the time when Lessee was the sole occupant of the Premises. Any assignment, encumbrance or sublease without Lessor's prior consent shall be voidable, at Lessor's election, and shall constitute a default. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Section 13.

               13.2 PROCEDURE FOR ASSIGNMENT AND SUBLEASE /LESSOR'S RECAPTURE RIGHTS. Lessee shall advise Lessor by notice of (a) Lessee's intent to assign, encumber, or sublease this Lease, (b) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Lessor that such proposed assignee or sublessee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Building, and (c) the terms of the proposed assignment or subletting. Lessor shall, within thirty (30) days of the later of receipt of such notice and receipt of any additional information requested by Lessor concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

                         (i) Acknowledge that it does not object to such
proposed assignment, encumbrance or sublease;

                         (ii) Object to such proposed assignment, encumbrance or
sublease, which objection shall be on reasonable grounds; or

                         (iii) Elect to terminate the Lease in the event of an
assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease.

               13.3 CONDITIONS REGARDING CONSENT TO SUBLEASE AND ASSIGNMENT. As a condition for Lessor not objecting to any assignment, encumbrance or sublease, Lessee must require that the rent payable by such assignee or sublessee is at least at the then current rental rates for the Premises or comparable Premises in the Building, and, if Lessor so requests, shall require that the assignee or sublessee remit directly to Lessor on a monthly basis, all rent due to Lessee by said assignee or sublessee. In the event that Lessor does not object to an assignment or sublease under the provisions of this Section 13, Lessee shall pay Lessor's processing costs and attorneys' fees incurred in Lessor agreeing not to object. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Lessee under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease. If for any proposed assignment or sublease, Lessee receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Lessee shall pay to Lessor as additional rent, one hundred percent (100%) of the excess of each such payment of rent or other consideration received by Lessee within five (5) days of its receipt.

               13.4 AFFILIATED COMPANIES /RESTRUCTURING OF BUSINESS ORGANIZATION. Occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Lessee shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligation of Section 13. If Lessee is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of the total outstanding shares, partnership interests or ownership interest of such entity or which effects a change in the management or control of Lessee, or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than forty percent (40%) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this Section 1 3.

          14. DEFAULTS: REMEDIES.

               14.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

                    (a) The failure by Lessee to make any payment of fixed monthly rental pursuant to Paragraph 4.1, any payment of Lessee's Share pursuant to Paragraph 4.2, any Deposit payments pursuant to Section 5, or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice of the failure from Lessor to Lessee. Any such notice shall be in lieu of, and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.

                    (b) The failure by Lessee to observe or perform any of the non-monetary covenants, conditions or provisions of this Lease to be observed or performed by Lessee, or of the Covenants, Conditions and Restrictions discussed in Paragraph 6.3, other than as described in Subparagraph 14.1(a), where: if a time for performance is expressly provided, and such failure shall exist after the time expressly provided; or if there is no express time provision, and such failure shall continue for a period of thirty (30) days after written notice of the failure from Lessor to Lessee; provided, however, that if the default is capable of being cured, but is not capable of being cured within said thirty
(30) day period, Lessee shall not be deemed to be in default if such cure is commenced within said thirty (30) day period and Lessee diligently pursues the cure to completion. Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure.

                    (c) The vacation or abandonment of the Premises by Lessee.

                    (d) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); the appointment of a trustee, or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

                    (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, or any successor in interest of Lessee, and any of them, was materially false when delivered to Lessor.

               14.2 REMEDIES.

                    (a) In the event of any default by Lessee, the Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination. Upon termination, Lessor may recover any damages proximately caused by Lessee's failure to perform under the Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages to which Lessor is entitled to recover under any statute now or later in effect. Lessor's damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the rental loss that the Lessee proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Lessor is entitled shall bear interest at the rate of ten percent (10%) per annum.

                    (b) In accordance with California Civil Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

                IN ADDITION TO ITS OTHER RIGHTS UNDER THIS LEASE,
               LESSOR HAS THE REMEDY DESCRIBED IN CALIFORNIA CIVIL CODE SECTION 1951.4 (LESSOR MAY CONTINUE THE LEASE IN EFFECT AFTER LESSEE'S BREACH AND ABANDONMENT AND RECOVER RENT (AS DEFINED IN PARAGRAPH 4.1(a) AS IT
                BECOMES DUE, IF LESSEE HAS THE RIGHT TO SUBLET OR ASSIGN, SUBJECT ONLY TO REASONABLE LIMITATIONS).

                    (c) In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee's sole cost and expense. No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction. Lessor's right of entry shall include the right to remodel the Premises and re-let the Premises. All reasonable costs incurred in such entry and re-letting shall be paid by Lessee. Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee. Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant. Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee. No entry by Lessor shall prevent Lessor from later terminating the Lease by written notice.

                    (d) Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

                    (e) If Lessee fails to perform any covenant or condition to be performed by Lessee, Lessor may perform such covenant or condition at is option, after notice to Lessee. All costs incurred by Lessor in so performing shall immediately be reimbursed to Lessor by Lessee, together with interest at the interest rate equal to ten percent (10%) per annum computed from the due date. Any performance by Lessor of Lessee's obligations shall not waive or cure such default. Lessor may perform Lessee's defaulted obligations at Lessee's sole cost and expense without notice in the case of any emergency. All costs and expenses incurred by Lessor, including reasonable attorneys' fees (whether or not legal proceedings are instituted), in collecting Rent or enforcing the obligations of Lessee under the Lease shall be paid by Lessee to Lessor upon demand.

                    (f) The rights and remedies of Lessor set forth herein are not exclusive, and Lessor may exercise any other right or remedy available to it under this Lease, at law or in equity.

               14.3 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor under this Lease (including but not limited to the payments due under Paragraphs 4.1 and 4.2), will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not 1imited to, processing and accounting charges, and late charges which may be imposed on Lessor. Accordingly, if any installment of Rent or any other sum due from Lessee under this Lease shall not be received by Lessor or Lessor's designee within ten (10) days from the date when such payment is due, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount ("Late Charge"). The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

               14.4 FAILURE OF LESSEE TO PAY CLAIMS. Should Lessee fail to pay or discharge or cause to be paid and discharged, at the time or times called for in this Lease, any claim, imposition, insurance premium or other lien or charge required to be paid by Lessee under this Lease, or any claim for damages arising out of the repair, maintenance or use of the Premises, or to satisfy any judgment rendered on any contested lien or claim, then Lessor may, at its option but only after ten (10) days written notice to Lessee, pay such claim, imposition, insurance premium, lien, or other charge, or settle or discharge any action therefor, or satisfy any judgment thereon. All costs, expenses, penalties and other sums incurred or paid by Lessor in connection therewith shall be paid to Lessor by Lessee upon demand together with interest thereon at the per annum rate equal to the lesser of the prime lending rate (whether known as the "reference rate" or otherwise) charged by Bank of America NT & SA, as that rate shall vary, or the maximum rate allowed by applicable law from the date incurred or paid by Lessor until repaid by Lessee, and any default in such repayment shall constitute a material default and breach of the covenants and conditions of this Lease. If Lessee desires in good faith to contest any such lien or claim, and it so notified Lessor of its intention to do so and furnishes to Lessor a surety bond in an amount equal to one and one-half the amount of such contested lien or claim indemnifying Lessor against liability for same within ten (10) days after such lien comes into existence or such claim is first made, as the case may be, Lessee shall not be in default hereunder and Lessor shall not satisfy such lien or claim until five days after the determination of the validity thereof.

               14.5 WAIVER. Lessee further covenants and agrees that if Lessor fails or neglects for any reason to take advantage of any of the terms hereof providing for the termination of this Lease or for the termination or forfeiture of the estate hereby demised, or if Lessor, having the right to declare this Lease terminated or the estate hereby demised, terminated or forfeited, shall fail to do so, any such failure or neglect of Lessor shall not be or be deemed to be construed to be a waiver of any provision for the termination of this Lease continuing to exist or for the termination or forfeiture of the estate hereby demised subsequently arising, or as a waiver of any of the covenants, terms or conditions of this Lease or of the prompt performance thereof by Lessee. None of the covenants, terms or conditions of this Lease can be waived except by the written consent of the party entitled to the benefits thereof.

          15. CONDEMNATION.

               15.1 PERMANENT TAKING - WHEN LEASE CAN BE TERMINATED. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under the threat of condemnation shall constitute a "taking" for the purpose of this Section 15. No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor any award which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Section 15 shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee and Lessee may maintain a separate action for (a) the taking of Lessee's personal property, or (b) interruption to or damage to Lessee's business, or (c) Lessee's unamortized cost of the Alterations to the extent paid for by Lessee. Furthermore, Lessee shall be entitled to recover from Lessor any advance payments of Rent made by Lessee attributable to that unelasped portion of the term of the Lease following such taking.

               15.2 PERMANENT TAKING - WHEN LEASE CANNOT BE TERMINATED. In the event of a partial taking which does not result in a termination of the Lease under Section 15.1, Rent shall proportionately be reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

               15.3 TEMPORARY TAKING. No temporary taking of the Premises or any part of the Premises and/or of Lessee's rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease unless such taking would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises; any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee. For the purposes of this Lease, any taking, which at the time of such taking, is known to be for a period less than six (6) months or any taking which in fact lasts less than six (6) months shall be deemed a "temporary" taking and shall be governed by Paragraph
15.3. Any taking which, at the time of the taking, is known to be for a period of six (6) months or longer or any taking which in fact lasts for a period of six (6) months or longer shall be deemed a permanent taking and shall be governed by Paragraphs 15.1 and 15.2.

               15.4 EXCLUSIVE REMEDY. This Section 15 shall be Lessee's sole and exclusive remedy in the event of a taking or condemnation. Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265. 130.

               15.5 RELEASE UPON TERMINATION. Upon termination of the Lease pursuant to this Section 15, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to the Lease except for such obligations and liabilities which arise or accrue prior to such termination.

          16. ESTOPPEL CERTIFICATE.

               16.1 LESSEE'S CERTIFICATE. Lessee shall at any time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's
Rent has been paid in advance, Such failure to timely deliver such statement may be considered by Lessor as a default by Lessee under this Lease.

               16.2 LESSOR'S CERTIFICATE. Lessor shall at any time, upon not less than ten (10) days prior written notice from Lessee, execute, acknowledge and deliver to Lessee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Lessor's knowledge, any uncured defaults on the part of Lessee hereunder, or specifying such defaults, if any, are claimed.

               16.3 FINANCIAL STATEMENTS. If Lessor desires to finance or refinance the Premises, or any part hereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statement of Lessee as may be reasonably required by such lender. Such statements shall include Lessee's financial statements for the three years preceding the then current year if required by said lender. All such financial statements shall be used only for the purposes herein set forth.

          17. LESSOR'S LIABILITY. In the event Lessor shall sell, assign, convey or transfer all or a part of its interest in the Building Project or the Land or any part thereof, Lessee agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Lessor shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance. In the event of such sale, assignment, transfer or conveyance, Lessor shall transfer to such transferee, assignee or new owner of the Building Project or the Land the balance of the Deposit, if any, remaining after lawful deductions and in accordance with California Civil Code Section 1950.7, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Deposit.

          18. SEVERABILITY. The invalidity, illegality or unenforceability of any provisions of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision thereof.

          19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due Lessor not paid when due shall, at Lessor's option, bear interest at a per annum rate equal to the lesser of the Bank of America prime lending rate (whether known as the "reference rate" or otherwise), as that rate shall vary, or the maximum rate allowed by applicable law. Payment of such interest shall, not excuse or cure any default by Lessee under this Lease.

          20. TIME OF ESSENCE. Subject to the provisions of Section 48 hereof, time is of the essence of the Lease and of each of the provisions hereof.

          21. CAPTIONS. The captions of the paragraphs and sections of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

          22. INCORPORATION OF PRIOR AGREEMENTS AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Broker(s) listed in Section 12 hereof, if any. nor Lessor nor any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relating to the condition or use by Lessee of the Premises.

          23. NOTICES. All notices, requests, consents, approvals, payments in connection with the Lease or communications that either party desires or is required or permitted to give or make to the other party under the Lease (collectively "Notices") shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or deposited in the United States mail, certified or registered mail, postage prepaid, and addressed to the parties as follows:

                  To Lessee:                Novaquest InfoSystems, Inc.
                                            19950 Mariner Ave.
                                            Torrance, CA 90501

                  To Lessor:                OP&F Schroder Trust
                                            c/o Schroder Real Estate Associates
                                            437 Madison Avenue
                                            New York, New York 10022
                                            Attn: Legal Coordinator

                  - and -                   OP&F Schroder Trust
                                            c/o Schroder Real Estate Associates
                                            211 East Ocean Boulevard
                                            Suite 241
                                            Long Beach, California 90802
                                            Attn: Mr. Randy Frisk

                  - and -

                  With a copy to:           Berger, Kahn, Shafton, Moss,
                                            Figler, Simon and Gladstone
                                            4215 Glencoe Avenue

                                            Second Floor
                                            Marina del Rey, California 90292
                                            Attn: Charles H. Kahn, Esq.

From and after the time Lessee takes possession of the Premises Notices shall be addressed to Lessee at the Premises. All notices may be delivered to such other address or addresses as either Lessee or Lessor may from time to time designate to the other by written notice in accordance herewith.

          24. WAIVERS. No waiver by either party hereto of any provision hereof shall be deemed a waiver of any other provision thereof or of any subsequent breach by the other party of the same or any other provision. Lessor's or Lessee's consent to or approval of any act by the other shall not be deemed to render unnecessary the obtaining of subsequent consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted. Regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Lessee or receipt by Lessor of a lesser amount than any rent payment specified herein shall be deemed to be other than on account of rent, nor shall any endorsement or statement on any check or any letter accompanying any check or statement as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of rent or pursue any other remedy provided for in this Lease.

          25. RECORDING. Lessor and Lessee agree that in no event and under no circumstances shall Lessee record this Lease.

          26. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month with monthly rental payable by Lessee in the amount of 150% of the last monthly fixed rental pursuant to Paragraph 4.1, plus all other charges payable hereunder including, without limitation, Lessee's Share of Operating Expenses, and upon all the terms hereof applicable to a month-to-month tenancy.

          27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          28. COVENANTS AND CONDITIONS. All of the provisions of the Lease shall be deemed as running with the Land, and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

          29. BINDING EFFECT. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 17, this Lease shall bind the parties, their personal representatives, successors or assigns.

          30. CHOICE OF LAW. All questions with respect to, related to or concerning this Lease and Lessee's use of the Premises shall be governed by, and decided in accordance with, the laws of the State of California. Any litigation or action with respect to, related to, or concerning this Lease and Lessee's use of the Premises shall be conducted only in the California courts. Lessee agrees to submit to the jurisdiction of the California courts in the event of any court action with respect to, related to, or concerning this Lease and Lessee's use of the Premises.

          31. ATTORNMENT. Lessee agrees, upon demand by Lessor, to attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Lessee also agrees to cause any sublessee or assignee of Lessee to attorn to Lessor or to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

          32. SUBORDINATION. Lessee agrees that in the event any mortgage or deed of trust on the Land, Building Project or the Premises, or Lessee's interest therein, or any part thereof, is executed by Lessor or any of Lessor's successors or assigns in favor of any lender, this Lease shall automatically be subordinate to the lien of any such mortgage or deed of trust, and to any replacements, renewals or extensions thereof, and Lessee will, upon written demand from Lessor, or the mortgagee under any such mortgage or the beneficiary of any such deed of trust, subordinate this Lease to the lien of said mortgage or deed of trust, and to any replacements, renewals or extensions thereof, and upon receipt of such demand Lessee will promptly execute, acknowledge and deliver any instruments, releases or other documents that may be required by such mortgagee or beneficiary for the purpose of effecting such subordination. In the event Lessee fails to execute any such document within fifteen (15) days of a request to do so, Lessee hereby appoints Lessor and any such mortgagee or beneficiary, severally and not jointly, the attorney-in-fact of Lessee to execute and deliver such instruments, releases or other document for and on behalf of Lessee. A mortgage or deed of trust to which this Lease shall be subordinate shall include a provision to the effect that, notwithstanding such subordination, the mortgagee agrees that so long as Lessee faithfully discharges all obligations on its part to be kept and performed under this Lease, its tenancy will not be affected by any default under such mortgage or deed of trust, and in the event of foreclosure or sale under power of sale, the rights of Lessee under this Lease shall survive and this Lease shall in all respects continue in full force and effect provided that Lessee fully performs all of its obligations thereunder.

          33. ATTORNEY'S FEES. If either Lessor or Lessee commences or engages in an action, arbitration or other proceeding by or against the other party arising out of or in connection with this Lease or the Premises, including but not limited to any action for recovery of Rent due and unpaid, to recover possession or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in the action, arbitration or proceeding and in preparation for the same.

          37. AUTHORITY. Each individual executing this Lease on behalf of Lessee or Lessor represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Lessee or Lessor in accordance with a duly adopted resolution of Lessee's or Lessor's Board of Directors or in accordance with Lessee's or Lessor's Bylaws, and that this Lease is binding upon Lessee or Lessor as the case may be in accordance with its terms. Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

          38. CONSENTS. Except as specifically provided herein, wherever in this Lease the consent of one party is required to an act of the other party, such consent may be made subject to such reasonable conditions as the consenting party deems appropriate. Except as otherwise provided herein and in emergency situations, the consenting party shall have thirty (30) days from receipt of the request for consent to respond thereto.

          39. QUIET POSSESSION. Upon Lessee paying the rental reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

          40. ARBITRATION. If any controversy shall arise between the parties with respect to any other matters set forth in this Lease and such dispute shall not be resolved by the parties within thirty (30) days after either of the parties shall notify the other of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration in accordance with the provisions of Title 9 of the Code of Civil Procedure of California and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitration shall be by a panel of three (3) arbitrators, one of whom must be an attorney at law actively engaged in the practice of his profession for at least ten (10) years. The arbitrators shall have no power to modify any of the provisions hereof and their jurisdiction is limited accordingly. Each party hereby consents to the entry of judgment by any court having jurisdiction in accordance with the decision of the arbitration panel. No change in the rules of arbitration which would deprive a party of the right to be represented by counsel, to present evidence, or to cross-examine witnesses presented by the other party shall be effective in any arbitration proceeding arising out of this agreement. Nothing contained in this Section 40 shall prevent any party from exercising, in a court having jurisdiction thereof in lieu of arbitration, those rights granted in Section 14 hereof.

          41. RESERVATION OF MINERALS. There is reserved to the Lessor the title and exclusive right to all of the minerals and mineral ores of every kind and character now known to exist or hereafter discovered upon, within or underlying the Land, or that may be produced therefrom, including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom and all geothermal steam or brines which may be produced or derived therefrom, together with the exclusive and perpetual right thereto, without, however, the right to use or penetrate the surface of, or to enter upon the Land within five hundred (500) feet of the surface thereof, to extricate or remove the same.

          42. COMPUTATION OF TIME. The time in which any act provided by this Lease is to be done is computed by excluding the first day and including the last unless the last day is a Saturday, Sunday or holiday, and then it is also excluded.

          43. INTERPRETATION AND DEFINITION. The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Lessor or Lessee. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease:

               43.1 NUMBER AND GENDER: In this Lease the neuter gender includes the feminine and masculine, and the singular number includes plural and the word "person" includes corporation, partnership, firm or association wherever the context so requires.

               43.2 MANDATORY AND PERMISSIVE: "Shall," "will," and "agree" are mandatory, "may" is permissive.

               43.3 SUBLESSEE: As used herein, the word "sublessee" shall mean and include, in addition to a sublessee and a subtenant, a licensee, concessionaire, or other occupant or user of any portion of the Premises or buildings or improvements thereon.

               43.4 UNDERTAKING: Wherever reference is made in this Lease to an engagement by Lessee to perform a certain undertaking it shall mean that as to that undertaking or engagement, that Lessee has covenanted for its performance, and the expression "Undertaking," "Undertakes," "Engages," or "Engagement" shall be so construed in each instance.

               43.5 MORTGAGE: The term "Mortgage" means a mortgage of Lessor's interest and includes a Deed of Trust conveying Lessor's interest under this Lease as security.

               43.6 MORTGAGEE: The term "Mortgagee" means the holder of a Mortgage.

          44. EXHIBITS. The Exhibits attached to this Lease and are made a part hereof by this reference.

          45. RULES AND REGULATIONS. Lessee shall faithfully observe and comply with the Building rules and regulations ("Rules") and all reasonable modifications and additions to the Rules from time to time put into effect by Lessor, provided, however, that no modifications or additions to the Rules shall interfere with Lessee's permitted use of the Premises as set forth in Paragraph 6.1. Lessor shall not be responsible to Lessee for the nonperformance of any of the Rules by any other occupant or tenant of the Property.

          46. NAME OF BUILDING. Lessee shall not use any name, insignia, or logotype of the Building for any purpose. Lessee shall not use any picture of the Building or in the Project or the Property in its advertising, stationery or any other manner. Lessor expressly reserves the right, in Lessor's sole and absolute discretion, at any time to-change the name, insignia, logotype, or street address of the Building or the Property without in any manner being liable to Lessee whether or not Lessee has used such name, exterior appearance, insignia, logotype or street address of the Building, the Building Project, or Land in any advertising, stationary, or in any other manner.

          47. NO LIGHT AND AIR EASEMENT. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to or in the vicinity of the Property shall not affect the Lease, abate any payment owed by Lessee under the Lease or otherwise impose any liability on Lessor.

          48. FORCE MAJEURE. Lessor shall not be chargeable with, liable for, or responsible to Lessee for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Lessor; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of the Lease by Lessor.

          49. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

          50. RELOCATION OF PREMISES. Lessor shall have the right to relocate the Premises to another part of the Building Project on the following terms and conditions:

                    (a) The new premises shall be substantially the same in size, dimensions and decor as the Premises described in this Lease, and shall be placed in that condition by Lessor at its cost;

                    (b) The physical relocation of the Premises shall be accomplished by Lessor at its cost;

                    (c) Lessor shall give Lessee at least sixty (60) days notice of Lessor's intention to relocate the Premises;

                    (d) The physical relocation of the Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as reasonably practicable;

                    (e) All reasonable out-of-pocket costs incurred by Lessee as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, but excluding any lost revenues or any intangible costs, shall be paid by Lessor;

                    (f) Monthly fixed rental shall be revised to be equal to monthly fixed rental for the month preceding the relocation times a fraction the numerator of which is the rentable square footage within the new premises and the denominator of which is the rentable square footage within the original Premises as provided in Paragraph 4.1 (c) above. Similarly, Lessee's Share (as defined in Paragraph 4.2 (a) above) shall be recomputed to be equal to the rentable square footage within the new premises divided by the rentable square footage within the building in which the new premises are located.

                    (g) The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the reduction of Rent, if any.

          51. ENVIRONMENTAL COMPLIANCE. Lessee shall not cause any hazardous wastes, toxic substances or toxic or hazardous materials (collectively "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises, the Building, Common Area, Land or Building Project (collectively "Hazardous Materials Activities" without first receiving Lessor's written consent, which may be withheld for any reason and revoked at any time. If Lessor consents to any such Hazardous Materials Activities, Lessee shall conduct them in strict compliance (at Lessee's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions, Lessor shall not be liable to Lessee for any Hazardous Materials Activities by Lessee, Lessee's employees, agents, contractors, licensees or invitees, whether or not consented to by Lessor. Lessee shall indemnify, defend with counsel acceptable to Lessor and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include, but not be limited to, substances deemed as "hazardous substances," "toxic substances," or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976 "RCRA"); Hazardous Materials Transportation Act; the California Health and Safety Code; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant thereto (collectively, "Regulations". Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Lessee shall provide Lessor with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Lessee shall also provide Lessor with a copy of any Hazardous Materials inventory statement required by any applicable Regulation, and any update filed in accordance with any applicable Regulation. If Lessee's activities violate or create a risk of violation of any Regulation, Lessee shall cease such activities immediately upon notice from Lessor. Lessee shall immediately notify Lessor both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA. Lessor, Lessor's representatives and employees, may enter the Premises at any time during the Term to inspect Lessee's compliance herewith, and may disclose any violation of any Regulation to any governmental agency with jurisdiction.

          52. COMMUNICATIONS INSTALLATION. Lessee intends to install a conduit, four (4) inches in diameter from its building at 19950 Mariner Avenue, Torrance California across Mariner Avenue to the Premises and to run through such conduit a 300 pair 24 gauge cable, a fiber optic cable and an innerduct. The aforesaid conduit, cables and innerduct, together with all related plans, designs, parts, equipment, terminations, couplings and other components, shall hereinafter be collectively referred to as the "Communications Installation. In connection with the Communications Installation it is agreed that:

                    (a) The Communications Installation shall be designed, installed, used, maintained and/or removed solely at the expense of Lessee and at no cost, liability or expense whatsoever to Lessor. Lessee shall be solely responsible for the design and function of the Communications Installation. In connection with designing, installing, using, maintaining and/or removing the Communications Installation, Lessee shall promptly comply, or cause compliance with all laws, ordinances, zoning, zoning variances, orders, rules, regulations and requirements (including, without limitation, obtaining all building and other permits required) of all federal, state, county, township and municipal governments and all departments, commissions, boards and officers thereof, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Lessor and Lessee or shall involve any change of governmental policy, or require alterations or additions, and irrespective of the cost thereof, At the end of the Lease term, if so requested by Lessor, Lessee shall remove such portion of the Communications Installation as is installed in, on or upon the Building Project or any portion thereof and shall repair the Building Project to the extent required and in accordance with the provisions of Paragraph 8.2 above. The location of the Communications Installation shall be as set forth on Exhibit "E" attached hereto. In connection with the Communications Installation Lessee shall comply with all of the provisions of Paragraph 8.4 above other than obtaining the written consent of Lessor to the Communications Installation. In addition Lessee shall repair to the condition existing prior to such installation any and all landscaping, asphalt, sidewalks, parking areas, floors, walls, foundations or other improvements within the Building Project which are in any way disturbed, modified and/or damaged during the process of installing and/or removing the Communications Installation or any part thereof.

                    (b) Lessee shall at its expense defend, indemnify, and hold Lessor and Lessor's Employees (as defined in Paragraph 9 above) harmless from and against any and all claims, damages, losses, judgments, settlements, awards, expenses, attorneys fees and costs and expenses of litigation (collectively
"Liabilities") arising out of or incurred in connection with the design, installation, use, maintenance and removal of the Communications Installation wherever located. In this connection Lessee's obligation to so indemnify and hold Lessor harmless shall be covered by the insurance policy Lessee is required to maintain during the term of the Lease pursuant to Paragraph 9.2
(a) above.

                    (c) In the event Lessor incurs and/or becomes liable for Liabilities, Lessee shall cause the same to be paid to or for the benefit of Lessor at the time Lessor becomes liable therefor. In the event Lessee fails to promptly make such payments, Lessor may make such payment in good faith and in a reasonable manner, and Lessee shall pay to Lessor, in addition to the amount of such Liabilities, interest thereon from the date of payment by Lessor at an annual rate equal to the then existing Bank of America reference rate. Becoming liable for, shall mean as to any damage, judgment, settlement or award, the final, non-appealable, if appropriate, conclusion of the proceeding or negotiation from which such liability stems, but with the understanding that if an appeal is required Lessee shall pay the cost or amount of any appeal bond required to prevent the enforcement of any judgment, settlement or award. Becoming "liable for" as used herein shall mean as to costs, expenses and attorneys fees, the actual incurrence of such items in a manner consistent with the provisions of this Lease.

                    (d) In the event Lessor is named as a party in any litigation or other proceeding in connection with the Communications Installation, Lessee shall defend the name at its own expense, or, at Lessor's election, based upon Lessee's failure to reasonably and diligently defend such action, after fifteen (15) days notice to Lessee to cure such failure or to commence to cure such failure, if the same cannot be cured in a reasonable manner within such fifteen (15) day period, Lessor may assume the defense, at the expense of Lessee. The attorneys selected by Lessee for the defense of Lessor and Lessee, if appropriate, shall be subject to the written approval of Lessor, which approval shall not be unreasonably withheld. Lessor shall have the right to join Lessee as party defendants in any legal action brought against Lessee alone, and Lessee hereby consents to the entry of an order making them party defendants.

                    (e) Any repairs required to the Communications Installation or to the Premises, Building and/or Building Project, as a consequence of the Communications Installation, shall be promptly made by Lessee in a good and workmanlike manner and in accordance with Paragraph 8.1 above. If Lessee fails to so make such repairs, Lessor shall have the right to make such repairs pursuant to Paragraph 8.3 above. The failure by Lessee to observe or perform any of the conditions or provisions of this Paragraph 52 shall constitute a material default and breach of this Lease and shall subject Lessee to the remedies set forth in Paragraph 14.2 above.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first set forth above.

                           LESSOR:

                           OP&1F SCHRODER TRUST
                           By:      SCHRODER REAL ESTATE ASSOCIATES
                                    as Attorney-In-Fact

                                    By:     _________________________________
                                    CHARLES MCINTYRE
                                    Senior Vice-President

                           LESSEE:

                           NOVAQUEST INFOSYSTEMS, a California Corporation

                                    By:     _________________________________
                                    ASIF HUDANI, President

                                  Exhibit List
                                  ------------

                  Exhibit A - Legal Description for Land

                  Exhibit B - 1 and B -2 - Drawings of the Primary Premises

                  Exhibit B - 3 - Drawing of the TRW Warehouse Space

                  Exhibit C - Covenants, Conditions and Restrictions

                  Exhibit D - Sign Program

                  Exhibit E - Location of Communications Installation

                                   Exhibit "A"

Lot Nos. 3 and 4 of Tract Map No. 43686 recorded on May 17, 1985 in Book 1049 of Maps at Pages 89-95 in the Official Records of Los Angeles County.

judgment, settlement or award, the final, non-appealable, if appropriate, conclusion of the proceeding or negotiation from which such liability stems, but with the understanding that if an appeal is required Lessee shall pay the cost or amount of any appeal bond required to prevent the enforcement of any judgment, settlement or award. Becoming "liable for" as used herein shall mean as to costs, expenses and attorneys fees, the actual incurrence of such items in a manner consistent with the provisions of this Lease.

(d) In the event Lessor is named as a party in any litigation or other proceeding in connection with the Communications Installation, Lessee shall defend the same at its own expense, or, at Lessor's election, based upon Lessee's failure to reasonably and diligently defend such action, after fifteen
(15) days notice to Lessee to cure such failure or to commence to cure such failure, if the same cannot be cured in a reasonable manner within such fifteen
(15) day period, Lessor may assume the defense, at the expense of Lessee. The attorneys selected by Lessee for the defense of Lessor and Lessee, if appropriate, shall be subject to the written approval of Lessor, which approval shall not be unreasonably withheld. Lessor shall have the right to Join Lessee as party defendants in any legal action brought against Lessee alone, and Lessee hereby consents to the entry of an order making them party defendants.

(e) Any repairs required to the Communications Installation or to the Premises, Building and/or Building Project, as a consequence of the Communications Installation, shall be promptly made by Lessee in a good and workmanlike manner and in accordance with Paragraph 8.1 above. If Lessee fails to so make such repairs, Lessor shall have the right to make such repairs pursuant to Paragraph
8.3 above. The failure by Lessee to observe or perform any of the conditions or provisions of this Paragraph 52 shall constitute a material default and breach of this Lease and shall subject Lessee to the remedies set forth in Paragraph
14.2 above.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date first set forth above.

FOR:  LESSEE:
OP&F SCHRODER TRUST NOVAt3UEST INFOSYSTEMS,

By:   SCHRODER REAL ESTATE a California Corporation
ASSOCIATES, as Attorney-In-Fact



/s/ Charles McIntyre
----------------------------------
Charles McIntyre,
Senior Vice-President


FOR: LESSOR
NOVAQUEST INFOSYSTEMS, a California corporation


/s/ Asif Hudani
----------------------------------
Asif Hudani,
President